Exhibit 5.1

[LETTERHEAD OF SEYFARTH SHAW LLP]

August 25, 2020

ClearOne, Inc.

5225 Wiley Post Way

Suite 500

Salt Lake City, UT 84116

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ClearOne, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to $10,000,000 aggregate principal amount of shares of common stock, par value $0.001 per share (the “Common Stock”), warrants to purchase shares of Common Stock (the “Warrants”), stock purchase contracts (“SPCs”) and units consisting of any combination of Common Stock, Warrants and SPCs (the “Units”) of the Company (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Securities Act”).

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the Certificate of Incorporation of the Company, as in effect on the date hereof (the “Charter”);

(ii)	the Bylaws of the Company, as in effect on the date hereof (the “By-Laws”);

(iii)	the Registration Statement and all exhibits thereto;

(iv)	a status certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware;

(v)	a status certificate of the Secretary of State of the State of Utah, dated as of a recent date, to the effect that the Company is a foreign corporation duly qualified and authorized to conduct business in the State of Utah;

(vi)	the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities; and

(vii)	such other corporate records, documents and other instruments as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

 As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

In reaching the opinions set forth below, we have assumed the following:

(a)       each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)       each natural person executing any of the Documents is legally competent to do so;

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(c)       any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)      all certificates submitted to us are true, correct and complete both when made and as of the date hereof;

(e)    the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Company’s Board of Directors or a duly authorized committee thereof subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the Charter, Bylaws and applicable law;

(f)      the number of each class of Securities to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Securities of the same class issuable upon exercise, conversion or exchange of any such Securities will not, in the aggregate, exceed the number of shares of each such class of Securities authorized in the Charter;

(g)      none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)       the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Delaware law; and

(i)       the Registration Statement has been filed with the Commission and the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been effective under the Securities Act, except with respect to the opinion expressed in paragraph no. 2 below which is not subject to this assumption.

The scope of this opinion is limited to the laws of the State of Delaware, including without limitation applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We have assumed that, at or prior to the time of the issuance and delivery of any Securities, that there will not have occurred any change in law or the Company’s Charter, or further action by the Company’s Board of Directors, in each case affecting the validity of the issuance of the Securities.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1)         Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2)         The Company has the corporate power to enter into SPCs and the Units.

3)         Upon: (i) approval by the Company’s Board of Directors of an underwriting agreement, stock purchase agreement or other contract (each, a “Purchase Agreement”) relating to any series of SPCs or Units and due authorization by the Board of Directors of the delivery of the SPCs or Units pursuant to any such Purchase Agreement;(iii) due execution of such any such Purchase Agreement or on behalf of the Company; and (iii) compliance with the conditions established by the Board of Directors for the delivery of the SPCs or Units, such SPCs or Units may be delivered by or on behalf of the Company and will be legal, valid and binding obligations of the Company.

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4)        Upon: (a) designation and titling by the Company’s Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraph 1, at a minimum price or value of consideration to be set by the Company’s Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants and the Warrants will be legal, valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the registration of the Securities that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ SEYFARTH SHAW LLP